UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Splunk Inc.

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© 2023 SPLUNK INC. Stockholder Engagement Spring 2023 1

© 2023 SPLUNK INC. This presentation contains forward - looking statements regarding future events, plans or the expected financial performance of our company including statements about our expectations regarding our products, technology, customers, markets, equity compensation useage and Splunk’s other plans, objectives, goals and strategies. These statements reflect management’s current expectations, estimates and assumptions based on the information currently available to us. These forward - looking statements are not guarantees of future performance and involve significant risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from results, performance or achievements expressed or implied by the forward - looking statements contained in this presentation. Splunk, Splunk>, and Turn Data Into Doing are trademarks and registered trademarks of Splunk Inc. in the United States and ot her countries. All other brand names, product names, or trademarks belong to their respective owners. © 2023 Splunk Inc. All rights reserved. A discussion of factors that may affect future results is contained in our most recent SEC Form 10 - Q filing available at www.sec.gov , including descriptions of the risk factors that may impact us and the forward - looking statements made in this presentation. The forward - looking statements made in this presentation are made as of June 13, 2023. If this presentation is reviewed after June 13, 2023, even if made available by us, on our website or otherwise, it may not contain current or accurate information. We disclaim any obligation to update or revise any forward - looking statement based on new information, future events or otherwise, except as required by applicable law. Forward - Looking Statements 2

© 2023 SPLUNK INC. This presentation contains the following non - GAAP financial measures: free cash flow (the “non - GAAP financial measures”). These non - GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. These non - GAAP financial measures have limitations as analytical tools, and they should not be considered in isolation or as a substitute for analysis of other GAAP financial measures. A reconciliation of these non - GAAP financial measures to the most directly comparable GAAP measures is included at the end of this presentation. Non - GAAP Financial Measures 3

© 2023 SPLUNK INC. Splunk Provides Unified Security and Observability Across Hybrid Environments Splunk by the Numbers¹ Strategic Vendor and Platform to the Largest Enterprises 7,900+ Worldwide Employees >90 Fortune 100 Customers $3.725B Total Annual Recurring Revenue $100B+ Total Addressable Market Key Highlights from Splunk’s Business Today ¹ Total Annual Recurring Revenue ("Total ARR") represents the annualized revenue run - rate of active cloud services, term license and maintenance contracts at the end of a reporting period. Cloud Annual Recurring Revenue ("Cloud ARR") represents the annualized revenue run - rate of active cloud services contracts at the end of a re porting period. Total addressable market per internal estimates and Gartner Market Research. Worldwide Employees are as of Q4’23. All other numbers are as of Q1’24. 537 810 203 433 Customers with Cloud ARR >$1M Customers with Total ARR >$1M 4

© 2023 SPLUNK INC. Unified Security & Observability Platform Accelerated Innovation Flexibility & Choice for Customers Global Expansion Growth Strategy Hiring Operational Efficiency Contingent Labor Real Estate Total ARR ($ in Millions) Free Cash Flow ($ in Millions) Strategic Priority of Driving Durable Growth and Increased Profitability Significant Progress Already Note: Total ARR represents the annualized revenue run - rate of active cloud services, term license and maintenance contracts at t he end of a reporting period. Cloud ARR represents the annualized revenue run - rate of active cloud services contracts at the end of a reporting period. Free cash flow represents operating cash f low less purchases of property and equipment and capitalized software development cost. See Appendix A for reconciliation. Expense - Reduction Focus Cloud ARR Non - Cloud ARR 5

© 2023 SPLUNK INC. ● Joined Splunk in April 2022, bringing deep technology industry expertise and unwavering commitment to driving innovation and customer success ● Proven track record of successfully scaling SaaS operations and growing multi - billion dollar global enterprises ● Founder and former CEO of Proofpoint with prior leadership roles at Portera, Sybase, Sun Microsystems and Hewlett - Packard Fine - tuning strategy by developing a deep understanding of Splunk’s products, customers and partners Key Priorities Increasing internal speed and agility across people and organizations Reducing costs and improving efficiency and profitability while continuing to invest in future growth opportunities that will drive long - term value Proven Leader Guiding Splunk Gary Steele brings over 30 years of software and cybersecurity experience to Splunk Splunk is positioned for continued growth and long - term success under the guidance of experienced leadership 6

☑ Proposal 1: Election of Class II Directors

© 2023 SPLUNK INC.

Skilled and Experienced Board



Kenneth Hao
Chairman and Managing Partner, Silver Lake



Yamini Rangan
President and CEO, HubSpot



Gary Steele
President and CEO, Splunk



Class II Director

David Tunnell
Partner, Hellman & Friedman



Class II Director

Luis Visoso
CFO, Unity Software



Richard Wallace
President and CEO, KLA Corporation



Mark Carges
Former CTO, Ebay



Class II Director

Patricia B. Morrison
Former EVP and CIO, Cardinal Health



Graham V. Smith
Independent Chair, Splunk



Elisa Steele
Independent Board Member



Class II Director

General Dennis L. Via
EVP, Booz Allen Hamilton and Retired Four-Star U.S. Army General

Class II Director = Class II Directors. Standing for Election.

= New director in the last two years

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© 2023 SPLUNK INC. ᴤ Proposal 1: Election of Class II Directors Diverse Board with Strong Independence Track Record of Routine Board Refreshment Joined in 2023: ● Yamini Rangan (President and CEO, HubSpot) Joined in 2022: ● Gary Steele (President and CEO, Splunk) ● Luis Visoso (CFO, Unity Software) ● David Tunnell (Partner, Hellman & Friedman) ● Richard Wallace (President and CEO, KLA Corporation) Joined in 2021: ● Kenneth Hao (Chairman and Managing Partner, Silver Lake) Director Departures: Doug Merritt (November 2021), Sri Viswanath (June 2022), Sara Baack (December 2022), Stephen Newberry (December 2022) and Sean Boyle (March 2023) 3 Directors Self - Identify as Women 4 Years Average Tenure 6 New Directors Joined the Board in the Last Two Years 10 out of 11 Directors are Independent 58.2 Average Age 5 * Directors Self - Identify as an Underrepresented Community Member Strong Board Profile with Track Record of Board Refreshment *For the purposes of this information, a member of an underrepresented community is defined as an individual who self - identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or who self - identifies as gay, lesbian, bisexual or transg ender. 8

© 2023 SPLUNK INC. ᴤ Proposal 1: Election of Class II Directors Name Audit Committee Governance & Sustainability Committee Talent & Compensation Committee Cybersecurity & Data Responsibility Committee Mark Carges ط Kenneth Hao ط Patricia Morrison ط ط Yamini Rangan ط Graham Smith ط C Elisa Steele C David Tunnell ط General Dennis Via C Luis Visoso C Richard Wallace ط Board Committee Membership New Cybersecurity & Data Responsibility Committee ● Established in March 2022 ● Provides risk oversight of cybersecurity and data responsibility objectives, strategies, capabilities, initiatives and risk assessment and mitigation protocols Refreshed Talent & Compensation Committee ● Graham Smith – Appointed Chair of Committee in October 2022 ● Kenneth Hao – Appointed to Committee in October 2022 ● Richard Wallace – Joined Board and appointed to Committee in October 2022 Reorganized Board Committees for the Next Era of Splunk’s Journey 9

© 2023 SPLUNK INC. ᴤ Proposal 3: Advisory Vote to Approve Executive Compensation Fiscal 2023 Normal Course NEO Compensation Program Element Objective Design Features Base Salary Recognize ongoing performance of job responsibilities ● Smallest component of NEO compensation program ● Salaries determined after considering several factors, including compensation data from our peer group Annual Performance - based Cash Bonus Align compensation with rigorous performance goals ● Earned based on ARR (60%) and OCF (40%) achievement ● Drove balanced growth objectives aligned with stockholder value creation Long - Term Equity Compensation Emphasize long - term performance objectives Align NEO and stockholder interests Motivate and retain key executives through performance and time - based vesting periods Performance - based RSUs (“PSUs”) (60%) ● Three - year rTSR metric compared to the constituents of the SPDR S&P Software & Services ETF ● The ETF is focused on the Company’s industry and meaningfully outperformed the Dow Jones, S&P 500 and Russell 2000 indices on a five - year basis at the time the PSUs were granted ● Target level achievement is aligned with 55th percentile performance ● Payouts under the program are capped at the target level if the Company’s absolute total stockholder return is negative Time - based RSUs (40%) ● Based on continued service through vesting date ● Time vests over three or four years Performance - Based Pay Aligned with Our Business Strategy and Long - Term Stockholder Value Creation In line with our pay - for - performance philosophy, the vast majority of continuing Named Executive Officer (NEO) fiscal 2023 compensation was performance - based and in the form of long - term equity 10

© 2023 SPLUNK INC. Scope of Outreach for 2023 Proxy Season ᴤ Proposal 3: Advisory Vote to Approve Executive Compensation We reached out to institutional stockholders representing 62% of shares outstanding We engaged with institutional stockholders representing 33% of shares outstanding Independent Chair and Chief Executive Officer participated in calls with institutional stockholders representing 29% of shares outstanding ● Reorganized Talent & Compensation Committee ● Beginning with fiscal 2023, eliminated overlapping performance metrics in annual executive bonus plan and our PSU program (more on next page) ● Beginning with fiscal 2023, initiated transition to a PSU program with a three - year rTSR performance metric (more on next page) ● Included enhanced narrative and graphics disclosures related to fiscal 2023 PSU program in most recent proxy statement ● Maintained base salaries and target annual bonus opportunities for continuing NEOs for fiscal 2024 ● Did not provide cash signing bonus to Mr. Roberts, the only new - hire NEO following 2022 annual meeting of stockholders ● Increased stock ownership requirements for our NEOs ● Did not lower or otherwise adjust fiscal 2022 or fiscal 2023 performance metrics ● Committed that lowering performance metrics for in - flight incentives would be actions taken only in extraordinary circumstances that could not have been foreseen and that, in any such event, any related payout would be capped at its original target level Stockholder Engagement In response to the “Say on Pay” vote outcomes at our 2021 and 2022 AGMs, we conducted an extensive outreach campaign. In response to feedback from stockholders, and the accompanying increase in the maturity of our business and increase in free cash flow, we implemented a number of changes to key components of our NEO compensation program Responsive Actions to Address Stockholders’ Feedback 11

© 2023 SPLUNK INC. ● Proposal to increase the share reserve by 3,500,000 shares , or approximately 2.1% of common shares outstanding as of April 15, 2023 ● We expect that the proposed share increase, together with the number of shares remaining under the 2022 EIP, will last approximately two years ● When stockholders approved the 2022 EIP, we anticipated that the approximately 10.5 million shares initially reserved would last one year ● Judicious use of equity awards has allowed us to request lower than anticipated number of additional shares ● We have slowed hiring, reduced equity award ranges, reduced participation rates, shifted hiring toward early - career talent, and shifted headcount to lower cost geographies ● These actions contributed to a reduction in the use of equity and a more disciplined and lower rate of equity usage moving forward ● 2022 Plan is designed to minimize dilution (no evergreen, no repricing, no exchanges, no reloads, no single trigger) ᴤ Proposal 4: Approval of Amended and Restated 2022 Equity Incentive Plan Approval of the Amended and Restated 2022 Equity Incentive Plan (2022 EIP) 12

© 2023 SPLUNK INC. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS – RECOMMEND FOR ● The Board and the Audit Committee believe that the retention of PricewaterhouseCoopers LLP for the fiscal year ending January 31 , 2024 is in the best interests of the Company and its stockholders ELECTION OF CLASS II DIRECTORS – RECOMMEND FOR ● Our Board’s extensive, diverse experience enables robust, independent oversight of our long - term business strategy ● Demonstrated commitment to refreshment ensures our Board is equipped to create long - term value SAY ON PAY – RECOMMEND FOR ● We link incentive compensation for executive officers with achieving or exceeding our strategic and financial performance goa ls ● Our executive compensation program demonstrates the continuing evolution of our “pay for performance” philosophy, and reflect s f eedback received from extensive stockholder engagement APPROVAL OF AMENDED AND RESTATED 2022 EQUITY INCENTIVE PLAN – RECOMMEND FOR ● We use equity - based compensation thoughtfully to attract and retain top talent in an extremely competitive industry, which is pa rticularly critical as we execute our long - term business strategy ● The Amended and Restated 2022 Plan includes compensation and governance best practices ● We are asking for an increase in share reserve that we believe will last approximately two years We Request Your Support at the 2023 Annual Meeting of Stockholders The Board asks that you vote FOR all proposals 13

© 2023 SPLUNK INC.

Appendix A:
Reconciliation of GAAP and Non-GAAP Information

Reconciliation of Cash Provided By (Used In) Operating Activities to Free Cash Flow

(in thousands) ($)	FY14	FY15	FY16	FY17	FY18	FY19	FY20	FY21	FY22	FY23	Q1'24	TTM Q1'24
Net cash provided by (used in) operating activities	73,848	103,980	155,622	201,834	262,904	296,454	(287,636)	(190,862)	128,048	449,630	491,767	798,050
Less purchases of property and equipment	(9,308)	(13,950)	(51,332)	(45,349)	(20,503)	(23,160)	(101,119)	(37,107)	(10,671)	(13,620)	(2,769)	(13,197)
Less capitalized software development costs	-	-	-	-	-	-	(2,589)	(14,602)	(9,361)	(8,782)	(2,651)	(9,005)
Free cash flow (non-GAAP)	64,540	90,030	104,290	156,485	242,401	273,294	(391,344)	(242,571)	108,016	427,228	486,347	775,848

Note: Prior to FY23, free cash flow was calculated as operating cash flow less purchases of property and equipment. For comparability purposes, the free cash flow ("FCF") calculations prior to FY23 reflected within these materials have been conformed to the new definition, which also includes the impact of capitalized software development costs.

These tables should be read in conjunction with the Reconciliations of GAAP to Non-GAAP Financial Measures included within our first fiscal quarter 2024 press release.

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